UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2009

PACIFIC COAST NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-51960	61-1453556
(State or other jurisdiction	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

905 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (949) 361-4300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

9	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
9	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
9	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
9	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03  Bankruptcy or Receivership

On December 17, 2009 (the “Petition Date”), Pacific Coast National Bancorp (the "Company") filed a voluntary petition to liquidate its assets under Chapter 7 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court, Central District of California, Santa Ana Division, Case No. 09-24059 (the “Chapter 7 Case”). The trustee appointed in the Company’s Chapter 7 Case to liquidate the Company is Mr. Richard Marshack.

In the Schedules of Assets and Liabilities filed by the Company concurrently with the Chapter 7 petition, the Company reported that, as of the Petition Date, its total assets were approximately $1,400 and its total liabilities were approximately $4.1 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC COAST NATIONAL BANCORP

Date: December 22, 2009	By:	/s/ Bob R. Adkins
Bob R. Adkins
Acting President and Chief Executive Officer